$                                                                  -

Total
 $                                               5,000,000,000

Public offering price
 $                                                           25.00

Price paid if other than public offering price
 N/A

Underwriting spread or commission
 $                                                             1.34

Rating
N/A

Current yield
N/A







Fund Specific Information






Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund

Chicago Funds





DWS Global Thematic VIP
Chicago
27,400
 $                   685,000
0.01%

New York Funds





DWS Global Thematic Fund
New York
265,400
 $                 6,635,000
0.13%

Total

292,800
 $                 7,320,000
0.15%







^The Security and Fund Performance is calculated based on information provided by State Street Bank.


*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.